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                                                                    EXHIBIT 10.8


                                AMENDMENT TO THE
                        NEW PLAN EXCEL REALTY TRUST, INC.
                       DIRECTORS', 1994 STOCK OPTION PLAN
                       (AMENDED AND RESTATED MAY 10, 1996)

         WHEREAS, New Plan Excel Realty Trust, Inc. ("Company") previously adopted the New Plan Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan ("Plan"); and

         WHEREAS, pursuant to the Plan, the Board of Directors has reserved the right to amend the Plan; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan.

         NOW, THEREFORE, the Plan is hereby amended effective February 17, 2000 as follows:

         1. The text of subsection (e) of Section 6 OPTION PROVISIONS is deleted in its entirety, and the following is substituted therefor:

                  "Any option holder who ceases to be a director, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, shall have the right to exercise the option for thirty (30) days after such event (but not after the expiration date of the option), at which time the option shall terminate and may no longer be exercised, except (i) in the event of the death of an option holder (x) who is at the time of his or her death a director of the Company and who has served as a director since the date of grant of the option, the option may be exercised at any time within one year following the date of death (but not after the expiration date of the option), by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, or (y) within thirty (30) days after the termination of the option holder's status as a director of the Company, the option may be exercised at any time within six (6) months after the date of death (but in no event after the expiration date of the option) by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, (ii) upon the option holder's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the option within one year after the date the option holder ceased to be a director (but not after the expiration date of the option); and (iii) as otherwise provided by the Committee."

         2. In all other respects the Plan, as amended, shall continue in full force and effect.